EXHIBIT 21


              SUBSIDIARIES OF NORTH ATLANTIC TRADING COMPANY, INC.



NAME OF CORPORATION                                STATE OF INCORPORATION
-------------------                                ----------------------


National Tobacco Finance Corporation               Delaware

National Tobacco Company, L.P.                     Delaware

North Atlantic Operating Company, Inc.             Delaware

International Flavors and Technology, Inc.         Delaware







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